EXHIBIT 1

AGREEMENT

The persons below hereby agree that the Schedule 13G to which this agreement is attached as an exhibit, as well as all future amendments to such Schedule 13G, shall be filed on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934.

Date: February 9, 2024

CSIP VI Corporate Acquisitions, LP

By:	/s/ Richard Fitzgerald
	Name:	Richard Fitzgerald
	Title:	Managing Partner

CSFC Financing I, LLC

By:	/s/ Richard Fitzgerald
	Name:	Richard Fitzgerald
	Title:	Managing Partner

CSFC Management Company, LLC

By:	/s/ Richard Fitzgerald
	Name:	Richard Fitzgerald
	Title:	Managing Partner

CapitalSpring Finance Company, LLC

By:	/s/ Richard Fitzgerald
	Name:	Richard Fitzgerald
	Title:	Managing Partner

Richard Fitzgerald

/s/ Richard Fitzgerald
Richard Fitzgerald